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                                                                    Exhibit 99.1


Consent of Director Nominee (Martin D. Cleary)

CONSENT OF NOMINEE

I, the undersigned, consent to be referred to as a nominee to the Board of Directors of Electro-Optical Sciences, Inc. in the Registration Statement on Form S-1 of Electro-Optical Sciences, Inc., the Prospectus constituting a part thereof and any amendments thereto.




/s/ Martin D. Cleary
---------------------------------
Martin D. Cleary